Exhibit 10.1

This AMENDMENT AGREEMENT NO. 2, dated as of June 6, 2018 (this “Amendment”), is entered into by and among ELDORADO RESORTS, INC., a Nevada corporation (the “Borrower”), the Guarantors party hereto, JPMORGAN CHASE BANK, N.A. as Administrative Agent (in such capacity, the “Administrative Agent,”) and each of the Lenders (each, a “Consenting Lender”, and together, the “Consenting Lenders”) that execute and deliver a Consent (as defined below) to this Amendment, in connection with the Credit Agreement, dated as of April 17, 2017, by and among EAGLE II ACQUISITION COMPANY LLC, a Delaware limited liability company (which on the Closing Date (as defined below) was succeeded by the Borrower, to continue as the Borrower on and after the Closing Date), each lender from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent (as supplemented by the Borrower Joinder Agreement dated as of May 1, 2017 (the “Closing Date”), entered into by and among the Borrower and the Administrative Agent, as amended by the Amendment Agreement dated as of August 15, 2017, between the Borrower and the Administrative Agent, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower and GLP Capital, L.P., a Pennsylvania limited partnership  (“GLP Capital”) and a subsidiary of Gaming and Leisure Properties, Inc. (“GLPI”) have entered into that certain Agreement and Plan of Merger, dated as of April 15, 2018 (the “Merger Agreement”) with Tropicana Entertainment Inc., a Delaware corporation (the “Target”) and Delta Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower (“Merger Sub”), pursuant to which (i) the Borrower intends to acquire, directly or indirectly, the Target through the merger of Merger Sub with and into the Target (the “Merger”), with the Target continuing as the surviving corporation (the “Surviving Corporation”), and (ii) GLPI intends to purchase certain real property assets from the Target and immediately following the Merger, GLP Capital will lease such real property assets to the Surviving Corporation pursuant to a master lease agreement, to be entered into concurrently with the consummation of the Merger, by and among, GLP Capital, as the landlord, and the Surviving Corporation, a wholly owned subsidiary of the Borrower, as tenant (the “Master Lease”);

WHEREAS, the Borrower desires to make certain amendments to the Credit Agreement as set forth in Section 1 of this Amendment to, among other things, permit the Master Lease or any Additional Lease (as defined below) to be treated as an Operating Lease (and not as a Capital Lease or otherwise as Indebtedness) for all purposes under the Credit Agreement and the other Loan Documents;

WHEREAS, (x) Section 12.2 of the Credit Agreement provides, subject to certain enumerated exceptions, that any term, covenant, agreement or condition of the Credit Agreement or any of the other Loan Documents may be amended by the Lenders if such amendment is in writing and signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and signed by the Borrower, and (y) Section 12.2(j) of the Credit Agreement provides that the Credit Agreement may be amended, waived or otherwise modified to effect amendments to certain definitions related to the financial covenants set forth in Section 9.14 of the Credit Agreement if such amendment is in writing and signed by the Required Revolving Credit Lenders and delivered to the Administrative Agent and signed by the Borrower;

WHEREAS, JPMorgan Chase Bank, N.A. will act as sole lead arranger and bookrunner (the “Amendment No. 2 Lead Arranger”) in connection with this Amendment; and

WHEREAS, the Borrower, the Guarantors, the Consenting Lenders constituting at least the Required Lenders and the Required Revolving Credit Lenders, and the Administrative Agent agree to the amendments of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendments.

(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Additional Lease” means any lease agreement entered into by the Borrower or any of its Subsidiaries solely in connection with an acquisition that is consummated on or after Amendment No. 2 Effective Date, pursuant to which, the Borrower or any such Subsidiary will be provided the right under such lease agreement to occupy and use real property, vessels or similar assets for, or in connection with, the construction, development or operation of Gaming Facilities or Related Businesses, that is approved by the Administrative Agent to be designated as an “Additional Lease” under this Agreement and the other Loan Documents (the date of such designation, the “Designation Date”).

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” means June 6, 2018.

“Amendment No. 2 Lead Arranger” means JPMorgan Chase Bank, N.A.

“GLP Capital” means, for so long as it is the landlord under the Master Lease, GLP Capital, L.P., a Pennsylvania limited partnership, in its capacity as landlord under the Master Lease, and, thereafter any successor landlord under the Master Lease in such capacity.

“Interim Authorization Trust Arrangement” means any trust arrangement, which is created pursuant to a certain trust agreement (that is in a form reasonably satisfactory to the Administrative Agent) as permitted under applicable Gaming Laws and approved by the applicable Gaming Authority, which permits the Borrower or any Guarantor, as the purchaser (in such capacity, the “Interim Purchaser”), to acquire an ownership interest in an existing casino hotel operation without first being licensed or found qualified by such applicable Gaming Authorities having jurisdiction over such Interim Purchaser, so long as (x) upon the closing of the contemplated acquisition, (i) all Equity Interests and other Property acquired pursuant to such an acquisition, and required by the applicable Gaming Authority, is placed in trust (such trust, an “Interim Trust”) to be held until the required Gaming Licenses are issued or denied by the applicable Gaming Authorities (as further described in clause (y) below), and (ii) such Interim

Purchaser complies with the requirements set forth in Section 8.14(a), and (y) promptly following (and in no event later than the applicable time periods set forth in the applicable sections referenced below) (i) the issuance of such Gaming Licenses by the applicable Gaming Authorities having jurisdiction over such Interim Purchaser, (1) such Interim Trust will, in accordance with the applicable Gaming Laws and the terms of the Interim Trust, distribute or otherwise transfer such Equity Interests and all other Property held by such Interim Trust to the Interim Purchaser, and (2) the Interim Purchaser shall take all steps necessary to comply with Section 8.14 and Section 8.16 with respect to all Equity Interests and other Property acquired pursuant to such an acquisition, or (ii) the decision by the applicable Gaming Authority relating to any pending Gaming License which would cause the Interim Trust to become operative under the applicable Gaming Laws (and as a result, such Interim Trust shall be required under the applicable Gaming Laws to exercise all rights incident to ownership of the property subject to the Interim Trust), (1) such Interim Trust shall take all steps necessary to sell the Equity Interests and the other Property held by such Interim Trust in accordance with this Agreement, the underlying trust agreement and the applicable Gaming Laws, and (2) following such sale (any such sale, an “Interim Trust Asset Disposition”), the Borrower and any Interim Purchaser shall use any Net Cash Proceeds received for such Interim Trust Asset Disposition in accordance with the mandatory prepayment requirements set forth in Section 4.4(b)(ix).

“Interim Purchaser” has the meaning set forth in the definition of “Interim Authorization Trust Arrangement”.

“Interim Trust” has the meaning set forth in the definition of “Interim Authorization Trust Arrangement”.

“Interim Trust Asset Disposition” has the meaning set forth in the definition of “Interim Authorization Trust Arrangement”.

“Landlord” means each of GLP Capital and any other landlord under an Additional Lease.

“Leased Property” means all “Leased Property” (as defined in the Master Lease from time to time).

“Master Lease” means the Master Lease, by and among GLP Capital and Tenant, to be entered into concurrently with the consummation of the merger of Tropicana Entertainment Inc., a Delaware corporation and Delta Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower.

“Tenant” means, for so long as it is the tenant under the Master Lease, the Borrower’s wholly owned subsidiary, Tropicana Entertainment, Inc., in its capacity as tenant under the Master Lease, and, thereafter, the successor tenant under the Master Lease in such capacity.

(b)The definition of “Affiliate” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following penultimate sentence immediately after the sentence ending “correlative thereto” at the end of such definition:

“For the avoidance of doubt, none of Gaming and Leisure Properties, Inc. (“GLPI”) or its subsidiaries shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.”

(c)The definition of “Attributable Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso immediately after “as a Capital Lease” at the end of such definition:

“; provided, that, for the avoidance of doubt, the Master Lease and any Additional Lease will be accounted for as an Operating Lease and not as a Capital Lease or Synthetic Lease for all purposes under this Agreement and the other Loan Documents (regardless of how such Master Lease or any such Additional Lease may be treated under GAAP).”

(d)The definition of “Capital Lease” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso immediately after “(as the same may be amended from time to time)” at the end of such definition:

“; provided, that, for the avoidance of doubt, the Master Lease and any Additional Lease will be accounted for as an Operating Lease and not as a Capital Lease for all purposes under this Agreement and the other Loan Documents (regardless of how such Master Lease or any such Additional Lease may be treated under GAAP).”

(e)The definition of “Capital Lease Obligations” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso immediately after “not as a Capital Lease” at the end of such definition:

“; provided, further, that, for the avoidance of doubt, the Master Lease and any Additional Lease will be accounted for as an Operating Lease and not as a Capital Lease for all purposes under this Agreement and the other Loan Documents (regardless of how such Master Lease or any such Additional Lease may be treated under GAAP).”

(f)The definition of “Consolidated Interest Expense” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following language at the end of clause (a) in such definition prior to the “,”:

“; provided, however, any interest portion of payments in connection with the Master Lease and any Additional Lease shall not be included in interest expense of the Borrower or its Guarantors for purpose of calculating Consolidated Interest Expense (regardless of how such Master Lease or any such Additional Lease may be treated under GAAP)”.

(g)The definition of “Consolidated Net Income” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following language as the last paragraph thereof:

“Notwithstanding anything contained herein to the contrary, for purposes of this Agreement, Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under the Master Lease or any Additional Lease in the applicable Test Period and no deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under the Master Lease or any Additional Lease not paid in cash during the relevant Test Period or other non-cash amounts incurred in respect of the Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to the Master Lease or any Additional Lease shall be accounted for in the Fiscal Quarter to which such payment relates as if such payment were originally made in such Fiscal Quarter.”

(h)The definition of “Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following parenthetical immediately after “in accordance with GAAP” in clause (f) thereof:

“(it being agreed that no obligations of such Person under the Master Lease or any Additional Lease shall constitute Indebtedness)”.

(i)The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding “, Amendment No. 2” following the reference to “Amendment No. 1” in such definition.

(j)The definition of “Net Cash Proceeds” in Section 1.1 of the Credit Agreement is hereby amended by:

(i)adding the following language immediately after “the applicable lease” at the end of clause (ii) in such definition:

“; provided that, in the case of a Casualty Event with respect to property that is subject to the Master Lease and any Additional Lease such cash proceeds shall not constitute Net Cash Proceeds to the extent, and for so long as, such cash proceeds are required, by the terms of such lease, (x) to be paid to the holder of any mortgage, deed of trust or other security agreement securing indebtedness of the lessor, (y) to be paid to, or for the account of, the lessor or deposited in an escrow account to fund rent and other amounts due with respect to such property and costs to preserve, stabilize, repair, replace or restore such property (in accordance with the provisions of the applicable lease) or (z) to be applied to rent and other amounts due under such lease or to fund costs and expenses of repair, replacement or restoration of such Property, or the preservation or stabilization of such Property (in accordance with the provisions of the applicable lease)”; and

(ii)adding the following language as new clause (iv) in such definition:

“(iv)in the case of any Interim Trust Asset Disposition of the Equity Interests or other Property held in an Interim Trust pursuant to an Interim Authorization Trust Arrangement, the aggregate amount of proceeds or other compensation (including any payments received by way of deferred payment of principal pursuant to a note or otherwise, but only as and when received) received by the Interim Trust directly or indirectly in connection with such Interim Trust Asset Disposition net of all legal fees and other reasonable fees, regulatory fees and assessments, expenses and transaction costs paid by or on behalf of the Interim Trust or the Interim Purchaser actually incurred in connection therewith.”

(k)The definition of “Operating Lease” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following parenthetical immediately after “not a Capital Lease” at the end thereof:

“(for the avoidance of doubt, the Master Lease and any Additional Lease are deemed to be Operating Leases)”.

(l)The definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following to the last sentence immediately after Unrestricted Subsidiary” at the end thereof:

“, and Permitted Acquisitions may be closed pursuant to an Interim Authorization Trust Arrangement, it being agreed (x) that concurrently with the execution of the underlying trust agreement, such Interim Purchaser shall be required to comply with the requirements set forth in Section 8.14(a), and (y) that the cap on the consideration as set forth in clause (c) hereinabove shall not apply to any such Permitted Acquisition utilizing an Interim Authorization Trust Arrangement.”

(m)The definition of “Specified Transaction” in Section 1.1 of the Credit Agreement shall be modified by (i) replacing “and” with “,” and (ii) adding the following language immediately after “the Transactions” at the end of such definition:

“and (e) any amendment, modification or waiver to any provision of the Master Lease or any Additional Lease.”

(n)The definition of “Synthetic Lease” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso immediately after “accordance with GAAP” at the end of such definition:

“; provided, that, for the avoidance of doubt, the Master Lease and any Additional Lease will be accounted for as an Operating Lease and not as a Synthetic Lease for all purposes under this Agreement and the other Loan Documents (regardless of how such Master Lease or any such Additional Lease may be treated under GAAP).”

(o)Section 1.3 of the Credit Agreement is hereby amended by adding the following sentence after the last sentence thereof.

“Notwithstanding the foregoing, for all purposes of this Agreement, (a) the Master Lease and any Additional Lease shall not constitute Indebtedness, a Synthetic Lease, a Capital Lease or a Capital Lease Obligation regardless of how such Master Lease or any such Additional Lease may be treated under GAAP, (b) any interest portion of payments in connection with such Master Lease or Additional Lease shall not constitute Consolidated Interest Expense and (c) Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under the Master Lease or any Additional Lease in the applicable Test Period and no deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under the Master Lease or any Additional Lease not paid in cash during the relevant Test Period or other non-cash amounts incurred in respect of the Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to the Master Lease or any Additional Lease shall be accounted for in the Fiscal Quarter to which such payment relates as if such payment were originally made in such Fiscal Quarter.”

(p)Section 4.4(b) of the Credit Agreement is hereby amended by:

(i)adding the following sentence after the last sentence of clause (iii) thereof:

“If the Property that suffers a Casualty Event is subject to the Master Lease or an Additional Lease, such reinvestment may be made in accordance with the Master Lease or such Additional Lease (it being understood that such Property so repaired, replaced, restored or otherwise acquired may be owned by GLPI or a Subsidiary of GLPI and leased to Borrower or a Wholly Owned Subsidiary of Borrower under the Master Lease (or, in the case of any Additional Lease, owned by the Landlord thereunder and leased to Borrower or a Wholly Owned Subsidiary of Borrower.”; and

(ii)adding the following language as a new clause (ix) of such Section:

“(ix)Interim Trust Disposition. Subject to the applicable Gaming Laws and Gaming Authorities, the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 4.4(b)(v) above in an amount equal to 100% of the aggregate Net Cash Proceeds from any Interim Trust Asset Disposition by such Interim Trust. Such prepayments shall be made within three Business Days after the date of receipt of the Net Cash Proceeds of any such Interim Trust Asset Disposition by such Interim Trust.”

(q)Section 4.4(c) of the Credit Agreement is hereby amended by replacing “Closing Date” with “Amendment No. 2 Effective Date”

(r)Article VII of the Credit Agreement is hereby amended by adding the following language as a new Section 7.34:

“SECTION 7.34.Master Lease and Additional Leases.

(a)The Borrower has delivered to the Administrative Agent, (x) on the Amendment No. 2 Effective Date, a true, complete and correct copy of the Master Lease, as in effect on the Amendment No. 2 Effective Date, and (y) on or prior to any Designation Date for any Additional Lease, a true, complete and correct copy of such Additional Lease, as in effect on such Designation Date.

(b)So long as the Master Lease or any Additional Lease is then in effect, the Borrower and its Subsidiaries have paid all material payments required to be made by it under the Master Lease or such Additional Lease, as applicable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be, and any amounts that are due but not yet delinquent), except where failure to make such payments would not reasonably be expected to have a Material Adverse Effect.

(c)(x) the Master Lease is in full force and effect and will be or is, as applicable, legal, valid, binding and enforceable against the Credit Parties party thereto, in accordance with its terms, and (y) any Additional Lease, once so designated on the applicable Designation Date, will be in full force and effect and will be legal, valid, binding and enforceable against the Credit Parties party thereto, in accordance with its terms, in each case, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.”

(s)Section 8.3 of the Credit Agreement is hereby amended by (i) deleting “and” in clause (e) of such Section, (ii) replacing “.” with “; and” in clause (f) of such Section, and (iii) adding the following as a new clause (g) in such Section:

“(g)(x) with respect to the Master Lease, (i) any amendment or modification of the Master Lease and (ii) receipt of a written notice from GLP Capital of an “Event of Default” under and as defined in, the Master Lease or notice of termination of the Master Lease, and (y) with respect to any Additional Lease, (i) any amendment or modification of such Additional Lease and (ii) receipt of a written notice from the Landlord of such Additional Lease of an “Event of Default” under and as defined in, such Additional Lease or notice of termination of such Additional Lease.”

(t)Section 8.14(a) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary set forth in this Section 8.14 or elsewhere in this Agreement, the Borrower or any Guarantor, as an Interim Purchaser, may under certain applicable Gaming Laws enter into an Interim Authorization Trust Arrangement for certain acquired Equity Interests and other Property, and (x) such Interim Purchaser shall be required, concurrently the later of (A) the execution of the Interim Trust agreement for such Interim Authorization Trust Arrangement or (B) the closing of the related acquisition, (i) to become (or continue to be) a Guarantor, and shall enter into any guaranty agreement or other documents reasonably requested by the Administrative Agent to guarantee (or continue to guarantee) the Obligations (except to the extent becoming a Guarantor is prohibited by applicable Gaming Laws), (ii) to grant to the Administrative Agent, for the benefit of the Secured Parties, a first-priority valid and perfected security interest on all of the Equity Interests and other Property held by such Interim Trust, and such Interim Purchaser shall enter into any stock pledge agreement or other documents reasonably requested by the Administrative Agent to effect such  security interest (except to the extent granting any such security interest is prohibited by applicable Gaming Laws), and (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.2 as may be reasonably requested by the Administrative Agent, and (y) promptly following (and in no event later than the applicable time periods set forth in the applicable sections referenced below) the issuance of such required Gaming Licenses by the applicable Gaming Authorities, the Borrower and any Interim Purchaser shall take all steps necessary to comply with this Section 8.14 and Section 8.16 with respect to all Equity Interests and other Property acquired pursuant to such an acquisition; provided, however, that for the avoidance of doubt, to the extent prohibited by applicable law, any Interim Trust shall not be required to be a Guarantor or grant Liens on such Equity Interests or other Property being held in any such Interim Authorization Trust Arrangement.”

(u)Article VIII of the Credit Agreement is hereby amended by adding the following language as a new Section 8.22:

“SECTION 8.22.Master Lease and Additional Leases. The Borrower will cause (x) with respect to the Master Lease, each sublease and each use agreement entered into between Tenant and any other Credit Party with respect to Mortgaged Property that is leased from GLP Capital pursuant to the Master Lease to at all times during the term of the Master Lease be subject and subordinate to the Master Lease (and to all matters to which the Master Lease is subject and subordinate), and (y) with respect to any Additional Lease, each sublease and each use agreement entered into between the tenant under such Additional Lease and any other Credit Party with respect to Mortgaged Property that is leased from the Landlord under such Additional Lease pursuant to such Additional Lease to at all times during the term of such Additional Lease be subject and subordinate to the applicable Additional Lease (and to all matters to which such Additional Lease is subject and subordinate).

(v)Section 9.2 of the Credit Agreement is hereby amended by (i) deleting “and” in clause (ff) of such Section, (ii) replacing “.” with “;” in clause (gg) of such Section, and (iii) adding the following language as a new clauses (hh) and (ii):

“(hh)Liens pursuant to the Master Lease and any Additional Lease, which Liens are limited to the Leased Property under the Master Lease and the leased property under the applicable Additional Lease, as applicable, and granted to the Landlord under such lease for the purpose of securing the obligations of the tenant under such lease to the applicable Landlord; and

(ii)Liens arising pursuant to definitive documentation and applicable Gaming Laws in respect of any Interim Trust pursuant to an Interim Authorization Arrangement, in each case, prior to the earlier of (x) the issuance of the Gaming Licenses by the applicable Gaming Authority, or (y) any Interim Trust Asset Disposition by the Interim Trust, in each case, as required by the applicable Gaming Authorities having jurisdiction over such Interim Purchaser.”

(w)Section 9.5 of the Credit Agreement is hereby amended by (i) deleting “and” in clause (g) of such Section, (ii) replacing “.” with “; and” in clause (h) of such Section, and (iii) adding the following language as a new clause (i):

“(i)any Interim Trust Asset Disposition; provided that the requirements of Section 4.4(b) are complied with in connection therewith;

(x)Section 9.16 of the Credit Agreement is hereby amended by (i) deleting “or” after clause (a) of such Section and (ii) inserting the following after the words “be a Guarantor” in clause (b) of such Section:

“or (c) any Interim Trust until the earlier of (x) the issuance of the Gaming Licenses as required by the applicable Gaming Authority, or (y) any Interim Trust Asset Disposition by the Interim Trust, so long as such Interim Purchaser continues to comply with the requirements set forth in Section 8.14(a)”.

(y)Article IX of the Credit Agreement is hereby amended by adding the following language as a new Section 9.17:

“SECTION 9.17.Master Lease and Additional Leases. (x) with respect to the Master Lease, neither the Borrower nor Tenant, or (y) with respect to any Additional Lease, neither the Borrower nor any tenant under such Additional Lease, will terminate or allow or consent to the termination of the Master Lease or such Additional Lease, as applicable, or will enter into any amendment, waiver or modification to the Master Lease or such Additional Lease, as applicable if (i) such amendment, waiver or modification could reasonably be expected to have a Material Adverse Effect or (ii) after giving pro forma effect to such amendment, waiver or modification, the Borrower will not be in compliance with the provisions of Section 9.14; provided that neither the Borrower nor the applicable tenant will allow any amendment, waiver or modification of the Master Lease or such Additional Lease that (i) shortens the term of such lease to less than twenty

(20) years (including extension or renewal options) from the date of such amendment, waiver or modification, (ii) tightens the financial covenants applicable to such tenant (other than technical amendments to the definitions of such financial terms so long as such amendments do not materially affect such tenant’s ability to comply with such financial covenants), (iii) amends, waives or modifies Articles XIV, XV, XVII, XXII or XXXVI of the Master Lease (including by amendment of the defined terms used therein) or any such corresponding provisions in any such Additional Lease, in each case, in a manner materially adverse to the interests of the Secured Parties or (iv) amends, waives or modifies Article XI of the Master Lease or any such corresponding provisions in any such Additional Lease, in each case, to the extent adversely impacting the ability of the Secured Parties to obtain or maintain a Lien on the Property of the Borrower or its Subsidiaries, in each case, without the consent of the Required Revolving Lenders. Any tenant shall not transfer its rights or obligations under the Master Lease or any Additional Lease, as applicable, to any Person other than to the Borrower or a Guarantor (or a Person that becomes a Guarantor in connection with such transaction pursuant to the terms of this Agreement); provided, however, that no such transfer shall be permitted hereunder unless expressly permitted under the Master Lease or such Additional Lease or consented to in writing by the applicable Landlord.”

(z)Section 10.1 of the Credit Agreement is hereby amended by adding the following language as new clause (p):

“(p)(i) the Master Lease or any Additional Lease shall terminate or otherwise cease to be effective, other than upon the expiration or termination thereof with respect to any particular property or properties pursuant to, (x) (A) with respect to the Master Lease, Section 1.4, 8.2, 14.6, 15.5 or 41.16 of the Master Lease, (B) with respect to any Additional Lease, any such corresponding provisions in  such Additional Lease or (C) an amendment, waiver or modification of the Master Lease or any Additional Lease not prohibited by Section 9.17 of this Agreement; (ii) an “Event of Default” (as defined in the Master Lease or any Additional Lease, as applicable) shall have occurred and be continuing under Section 16.1(a), 16.1(g), 16.1(i), 16.1(j) or 16.1(p) of the Master Lease, or such corresponding provisions in any such Additional Lease; (iii) the applicable Landlord shall have given the tenant notice of termination of the Master Lease or any Additional Lease following an “Event of Default” (as defined in the Master Lease or any Additional Lease, as applicable); or (iv) GLP Capital has issued a “Termination Notice” pursuant to Section 17.1(d) of the Master Lease, or the Landlord under any Additional Lease has issued a “Termination Notice” pursuant to the applicable section of such Additional Lease.”

(aa)Section 10.1 of the Credit Agreement is hereby amended by adding the following new unnumbered paragraph at the end thereof:

“Notwithstanding the foregoing, (i) Administrative Agent shall use commercially reasonable efforts to provide GLP Capital with copies of notices issued by Administrative Agent or the Lenders of any event or occurrence under the Loan Documents that enables or permits the Lenders (or Administrative Agent) to accelerate the maturity of the Indebtedness outstanding under the Loan Documents and (ii) in the event of a default by Borrower or any of its Restricted Subsidiaries in the performance of any of their respective obligations under any of the Loan Documents, including, without limitation, any default in the payment of any sums payable under any such agreement, then, in each and every such case, subject to applicable Gaming Regulations (as defined in the Master Lease) and the terms of the Master Lease, GLP Capital shall have the right, but not the obligation, to cure or remedy the default or defaults or cause the default or defaults to be cured or remedied (to the extent susceptible to cure or remedy) prior to the end of any applicable notice and cure periods set forth in such Loan Documents, and any such tender of payment or performance by GLP Capital shall be accepted by Administrative Agent and Lenders and shall constitute payment and/or performance by the applicable Company for purposes of the Loan Documents.

(bb)Section 12.2 of the Credit Agreement is hereby amended by adding the following language as the last paragraph thereof:

“The Administrative Agent and the Collateral Agent shall consent to and enter into (and execute documents permitting the filing and recording, where appropriate) the grant of easements and covenants and subordination rights with respect to real property, conditions, restrictions and declarations on customary terms, and subordination, non-disturbance and attornment agreements on customary terms reasonably requested by the Borrower and not adverse to the interests of the Lenders (as determined by the Administrative Agent) and, with respect to the Master Lease or any Additional Lease, to the extent requested by GLP Capital under the Master Lease or to the extent reasonably requested by the Landlord under any Additional Lease.”

(cc)Section 12.3(a) of the Credit Agreement is hereby amended by replacing clause (i) thereof with the following language:

“(i)all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers, the Amendment No. 2 Lead Arranger, the Administrative Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Lead Arrangers and the Amendment No. 2 Lead Arranger, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction and, in the event of any conflict of interest, such additional counsel for each of the Lenders retained with the consent of the Borrower to the extent of such conflict of interests) in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).”

Section 2.Effectiveness.  Section 1 of this Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which the following conditions have been satisfied:

(a)The Administrative Agent shall have received counterparts to this Amendment, duly executed by the Borrower, the Guarantors, and the Administrative Agent, and consents substantially in the form of Exhibit A hereto (each such consent, a “Consent”) from Consenting Lenders constituting at least the Required Lenders and the Required Revolving Credit Lenders.

(b)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower stating that:  (i) the representations and warranties of the Borrower and each Credit Party contained in Section 3 hereof are true and correct and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 2 Effective Date or after giving effect to this Amendment.

(c)The Administrative Agent and the Amendment No. 2 Lead Arranger shall have received reimbursement of expenses required to be reimbursed or paid hereunder or under any other Loan Document or otherwise agreed to in writing to be paid (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP).

(d)The Administrative Agent shall have received a certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of the Credit Parties executing this Amendment and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of each Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation, as applicable, (B) the bylaws or other governing documents of each Credit Party as in effect on the Closing Date and (C) resolutions duly adopted by the board of directors (or other governing body) of each Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party; and

(e)The Administrative Agent shall have received certificates, dated as of a recent date prior to the Amendment No. 2 Effective Date, of the good standing of the Credit Parties under the laws of their respective jurisdictions of incorporation, organization or formation, as applicable.

Section 3.Representations and Warranties.  The Borrower and each Credit party hereby represents and warrants to the Administrative Agent and the Lenders that:

(1)Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. The Amendment has been duly authorized by the duly authorized officers of each Credit Party that is a party hereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party hereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(2)Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(3)No Default or Event of Default has occurred and is continuing on the Amendment No. 2 Effective Date or after giving effect to this Amendment.

Section 4.Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when each party hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The provisions of Sections 12.5 and 12.6 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

Section 6.Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.Effect of Amendment.  This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Issuing Lenders, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document (for avoidance of doubt, in each case, as altered, modified or amended as expressly set forth herein) is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

Section 8.Reaffirmation.  Each Credit Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and thereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby.  Each Guarantor hereby (a) affirms and confirms its guarantees and other commitments under the Guaranty Agreement, and (b) agrees that the Guaranty Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations.  Each Credit Party hereby (a) affirms and confirms its pledges, grants and other commitments and the validity of the Liens under the Security Documents to which it is a party, with all such Liens continuing in full force and effect after giving effect to this Amendment and (b) agrees that each Security Document to which it is a party is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations.

Section 9.Reference to and Effect on the Credit Agreement. On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Credit Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment of any provision of any of the Loan Documents.

Section 10.Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 12.3 of the Credit Agreement.

Section 11.Severability of Provisions. Any provision of this Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ELDORADO RESORTS, INC., as the Borrower

By:	/s/ Thomas R. Reeg
Name:	Thomas R. Reeg
Title:	President and Chief Financial Officer

[Signature Page to Eldorado Amendment No. 2]

ISLE OF CAPRI CASINOS LLC

ELDORADO HOLDCO LLC

ELDORADO RESORTS LLC

ELDORADO SHREVEPORT #1, LLC

ELDORADO SHREVEPORT #2, LLC

ELDORADO CASINO SHREVEPORT JOINT VENTURE

MTR GAMING GROUP, INC.

MOUNTAINEER PARK, INC.

PRESQUE ISLE DOWNS, INC.

SCIOTO DOWNS, INC.

ELDORADO LIMITED LIABILITY COMPANY

CIRCUS AND ELDORADO JOINT VENTURE, LLC

CC-RENO LLC

CCR NEWCO, LLC

BLACK HAWK HOLDINGS, L.L.C.

IC HOLDINGS COLORADO, INC.

CCSC/BLACKHAWK, INC.

ISLE OF CAPRI BLACK HAWK, L.L.C.

IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC

IOC BLACK HAWK COUNTY, INC.

ISLE OF CAPRI BETTENDORF, L.C.

PPI, INC.

POMPANO PARK HOLDINGS, L.L.C.

IOC - LULA, INC.

IOC-KANSAS CITY, INC.

IOC - BOONVILLE, INC.

IOC-CARUTHERSVILLE, LLC

IOC-CAPE GIRARDEAU LLC

IOC-VICKSBURG, INC.

IOC-VICKSBURG, L.L.C.

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

IOC HOLDINGS, L.L.C.

ST. CHARLES GAMING COMPANY, L.L.C.

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Eldorado Amendment No. 2]

ELGIN HOLDINGS I LLC
ELGIN HOLDING II LLC

By:	/s/ Thomas R. Reeg
Name:	Thomas R. Reeg
Title:	President and Chief Financial Officer

[Signature Page to Eldorado Amendment No. 2]

PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC

By:	/s/ Thomas R. Reeg
Name:	Thomas R. Reeg
Title:	President and Chief Financial Officer

[Signature Page to Eldorado Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Mohammad Hasan
Name:	Mohammad Hasan
Title:	Executive Director

[Signature Page to Eldorado Amendment No. 2]

Executed Lender Signature Pages on File with Administrative Agent

[Signature Page to Eldorado Amendment No. 2]

Exhibit A

[Attached]

CONSENT TO AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

CONSENT (this “Consent”) to Amendment No. 2 (the “Amendment”) to that certain Credit Agreement, dated as of May 1, 2017, by and among Eldorado Resorts, Inc., the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended by the Amendment Agreement dated as of August 15, 2017, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Amendment, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Amendment No. 2 Consenting Lenders (check one or both boxes as appropriate):

☐

The undersigned Revolving Credit Lender (in its capacity as a Revolving Credit Lender, assignor of Revolving Credit Commitments and/or assignee of Revolving Credit Commitments) hereby irrevocably and unconditionally approves and consents to each of the amendments set forth in the Amendment.

☐	The undersigned Term Loan Lender hereby irrevocably and unconditionally approves and consents to each of the amendments set forth in the Amendment.

,
as a Lender

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

[Signature Page to Eldorado Amendment No. 2]